Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of March 24, 2024, is by and among the entities and individuals set forth on the signature pages hereto (“Buxton”) and Fossil Group, Inc., a Delaware corporation (the “Company”).

In consideration of and reliance upon the mutual covenants and agreements contained herein, the parties agree as follows:

1.             Board and Committee Matters.

(a)            Appointment of New Independent Director. The Company agrees that, as promptly as possible following the date hereof, the board of directors of the Company (the “Board”) and all applicable committees of the Board shall take all necessary actions to appoint Pamela Corrie, or any person selected as a Replacement Nominee pursuant to the terms of subsection (b) below (the “New Independent Director”) as a member of the Board to serve until a successor is duly elected and qualified or until the New Independent Director’s earlier death, resignation or removal from office. The New Independent Director shall be entitled to receive the same level of compensation as the other members of the Board from the Company for her service.

(b)            Replacement Rights. From and after the date hereof and until the Termination Date (as defined below), Buxton and the Board (or any applicable committees of the Board), in accordance with its fiduciary duties, shall mutually select a replacement nominee to the Board (the “Replacement Nominee”) for the New Independent Director if the New Independent Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any reason, and if, at such time, Buxton (including for this purpose any funds and accounts with respect to which (x) one or more members of Buxton are the only general partners or managing members or act as the only investment managers and (y) voting power or investment power (within the meaning of Rule 13d-3 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are not delegated to or shared with any person or entity other than a member of Buxton or any of its controlled Affiliates (as defined below) collectively holds a “net long position” of all of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) owned by such persons as of the date of this Agreement (the “Minimum Ownership Requirement”) (and Buxton shall contemporaneously notify the Company at such time as Buxton’s Minimum Ownership Requirement is no longer met), provided, that, if Buxton’s proposed Replacement Nominee is not reasonably acceptable to the Board, Buxton and the Board shall continue to work together to mutually select a Replacement Nominee until such a Replacement Nominee is accepted and appointed by the Board in accordance with its fiduciary duties. The Replacement Nominee shall, if applicable, as a condition to the New Independent Director’s nomination for election as a director of the Company at the 2024 Annual Meeting and the 2025 Annual Meeting of Stockholders of the Company (such meeting, the “2025 Annual Meeting”), (i) provide to the Company a fully completed copy of the Company’s directors’ questionnaire and other reasonable and customary director on-boarding documentation required by the Company in connection with the appointment or election of non-management directors; and (ii) meet all applicable director independence another standards of the Nasdaq Listing Rule 5605(a)(2), the Exchange Act, and the SEC to serve as a director on the Board. For the avoidance of doubt, any Replacement Nominee shall thereafter be deemed the “New Independent Director” for purposes of this Agreement and shall be entitled to the same rights and subject to the same requirements under this Agreement as were applicable hereunder to the New Independent Director. The Company shall not be obligated pursuant to this Agreement to include the New Independent Director (or any replacement designee appointed pursuant to Section 1(b)) on the Board’s slate of nominees for election as directors at the Company’s Annual Meeting of Stockholders for any meeting other than the 2024 Annual Meeting and the 2025 Annual Meeting (and only for such meetings if the applicable conditions hereunder are satisfied). For purposes of this Agreement, “net long position” shall mean such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis; provided, that “net long position” shall not include any shares as to which such person does not have the right to vote or direct the vote or any managed account over which such person does not have exclusive investment decision making authority and shall be appropriately reduced to the extent such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(c)            Board Size. The Company agrees that, from and after the date of the 2024 Annual Meeting of Stockholders (such meeting, the “2024 Annual Meeting”) and until the Termination Date, the size of the Board will, unless the Board in its sole discretion otherwise determines the foregoing would be inconsistent with the Board’s good faith exercise of its fiduciary duties under applicable law as directors of the Company (a “Fiduciary Duty Determination”), not exceed ten (10) directors, which number shall include not more than nine (9) independent directors.  Notwithstanding the foregoing, if, at any time during the term of this Agreement, the Board makes such a Fiduciary Duty Determination such that, following such a Fiduciary Duty Determination, the size of the Board should exceed ten (10) directors, then the Company shall notify (such notice, the “Fiduciary Duty Determination Notice”) Buxton in writing of such Fiduciary Duty Determination (which such notice shall provide a reasonable description of the events or circumstances giving rise to such Fiduciary Duty Determination). The Fiduciary Duty Determination Notice shall be delivered promptly and no later than three (3) business days following a Fiduciary Duty Determination (the date such notice is delivered to Buxton in accordance with Section 10(c) of this Agreement, the “Notice Date”) and, in any event, at least one (1) business day prior to any public announcement of such Fiduciary Duty Determination, and:

(i)            on the Notice Date, notwithstanding any other provision of this Agreement, all of the obligations (of any person) under Section 2, Section 3, and Section 4 shall terminate automatically and be of no further force or effect; and

(ii)            if such Fiduciary Duty Determination occurs before the date of the 2024 Annual Meeting, then,

(1)	notwithstanding Section 5 or any other provision of this Agreement, withdrawal of the Nomination Notice (defined below) and the Stockholder List Demand (defined below) shall be deemed null and void ab initio;

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(2)	Buxton shall have fourteen (14) business days following the Notice Date to submit to the Company advance notice of nominations (as such term is used in Section 2.10 and 2.11 of the Company’s Sixth Amended and Restated Bylaws (the “Bylaws”)) nominating director candidate(s) for election at the 2024 Annual Meeting and the Company shall deem any notice of nominations submitted by Buxton during such period to have been timely submitted under the Bylaws; provided, for the avoidance of doubt, that no such notice shall be required in respect of the re-nomination of the New Independent Director or any other Nomination Notice Nominees so long as Buxton provides notification to the Company in accordance with Section 10(c) of its intent to re-nominate such individuals (all of the foregoing actions, a “Window Re-Opening”); and

(3)	the Company agrees and will take all actions necessary to move the date of the 2024 Annual Meeting (if such date has already been set) so that both (x) the deadline under Rule 14a-19(b) under the Exchange Act in connection with the 2024 Annual Meeting is no earlier that fifteen (15) days after the Notice Date and (y) the date of the 2024 Annual Meeting is held no earlier than seventy-five (75) days following the Notice Date (a “75-Day Meeting Date Change”).

(d)            Recommendation of New Independent Director.

(i)            From and after the date hereof and until the Termination Date, the Company and the Board (x) shall take all necessary actions to nominate the New Independent Director for election as a director at the 2024 Annual Meeting, to list the New Independent Director in the proxy statement and the proxy card prepared, filed and delivered in connection with the 2024 Annual Meeting, and (y) will, unless the Board otherwise determines in accordance with its fiduciary duties in its sole discretion (a “Recommendation Change”), recommend, support and solicit proxies for the election the New Independent Director at the 2024 Annual Meeting in the same manner as it recommends, supports, and solicits proxies for the election of the Company’s other director nominees.

(ii)            In the event of a Recommendation Change then:

(1)	the Company shall provide a Fiduciary Duty Determination Notice to Buxton in accordance with Section 1(c);

(2)	following the Notice Date, notwithstanding anything in this Section 1, (A) the Board shall be permitted to recommend that the Company’s stockholders vote in accordance with such Recommendation Change with respect to the election of any other director recommended by the Board (a “Recommendation Change Director”), and the Company shall be permitted to disclose such Recommendation Change (including in the Company’s proxy statement and proxy card), and (B) the Company shall have no obligation to solicit proxies to vote “for” such Recommendation Change Directors who are the subject of such Recommendation Change;

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(3)	on the Notice Date, notwithstanding Section 5 or any other provision of this Agreement, withdrawal of the Nomination Notice (defined below) and the Stockholder List Demand (defined below) shall be deemed null and void ab initio;

(4)	on the Notice Date, notwithstanding any other provision of this Agreement, all of the obligations (of any person) under Section 2, Section 3, and Section 4 shall terminate automatically and be of no further force or effect;

(5)	The Company agrees to a Window Re-Opening and a 75-Day Meeting Date Change in accordance with Sections 1(c)(ii)(2) and (c)(ii)(3); and

(6)	this Agreement shall automatically be deemed “notice” for the purposes of Rule 14a-19(b) under the Exchange Act with respect to the New Independent Director and such other Nomination Notice Nominees, provided, Buxton shall have the opportunity to supplement such notice in accordance with Rule 14a-19(b) under the Exchange Act.

(e)            Committees.

(i)             Effective upon the appointment of the New Independent Director to the Board, the Board and all applicable committees thereof shall appoint the New Independent Director to the Nominating and Corporate Governance Committee of the Board.

(ii)            Until the Termination Date, the Board and all applicable committees thereof shall take all necessary actions to maintain the New Independent Director as a member of the committee to which she been appointed pursuant to this Section 1(e); provided, that the New Independent Director remains eligible to serve on the committee under the applicable Nasdaq Listing Rules and the SEC.

(iii)           Notwithstanding the foregoing and for the avoidance of doubt, the size of the Nominating and Corporate Governance Committee of the Board shall be determined by the Board in its sole discretion. If the New Independent Director is unable or unwilling to serve as a member of the Nominating and Corporate Governance Committee pursuant to Section 1(e), or otherwise resigns as a member, is removed as a member or ceases to be a member for any other reason prior to the Termination Date, Buxton and the Board shall work together to mutually select a current Board member (who at the time of such selection serves on the Board and who may include a Replacement Nominee appointed pursuant to Section 1(b)) to serve on the Nominating and Corporate Governance Committee as a replacement for the New Independent Director.

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(f)             Notwithstanding anything to the contrary herein, the Company shall be permanently relieved of its obligations under this Section 1 immediately upon the time at which any of the following first occurs:

(i)             the Minimum Ownership Threshold is not satisfied;

(ii)            Buxton is in material breach of this Agreement; provided, that, (1) if such breach is capable of being cured, the Company shall have provided Buxton with fifteen (15) business days’ notice and an opportunity to cure such breach during such fifteen (15) business day period and Buxton failed to cure such breach within such fifteen (15) business day period; and

(iii)           the Termination Date.

(g)            Each person that comprises Buxton shall comply, and shall cause each of its controlled Affiliates and Associates to comply, with the terms of this Agreement, and shall be responsible for any breach of this Agreement by any Affiliate or Associate.

2.             Standstill. From the date hereof until the Termination Date (the “Standstill Period”):

(a)            Neither Buxton nor or any controlled Affiliate or controlled Associate of any member of Buxton (such controlled Associates and controlled Affiliates, collectively and individually, the “Investor Affiliates”) shall (for purposes of this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act (provided, however, that for purposes of this Agreement, Buxton and its Affiliates and Associates, on the one hand, and the Company and its Affiliates and Associates, on the other hand, shall not be deemed to be “Affiliates” or “Associates”, as applicable, of one another) and the term “person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature) without the written consent of the Company:

(i)             solicit proxies or written consents of stockholders with respect to, or from the holders of, shares of Common Stock entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for, Common Stock or such other securities (collectively, “Voting Securities”), or make, or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any “solicitation” (within the meaning of Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of any proxy, consent or other authority to vote any Voting Securities with respect to any matter, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, support or encourage, or seek to advise, assist or knowingly influence any person or entity in, any solicitation with respect to the Company not approved and recommended by the Board, including relating to the removal or the election of directors, other than solicitations or acting as a participant in support of all of the Company’s nominees;

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(ii)            form, join or in any other way participate in any “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities, or otherwise support, encourage or participate in any effort by a third party with respect to the matters set forth in clause (i) above, or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement, other than, in each case, solely with Buxton or other Investor Affiliates with respect to the Voting Securities now or hereafter owned by them or pursuant to this Agreement (so long as any such Investor Affiliate has previously agreed with the Company in writing to be bound by the terms of this Agreement);

(iii)           (A) seek to call, or request the calling of, a special meeting of the stockholders or holders of any other Voting Securities of the Company, (B) seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders or holders of other Voting Securities of the Company, (C) make a request for a list of the holders of any of the Voting Securities, (D) seek election to the Board, seek to place a representative on the Board or seek the removal of any director from the Board (in each case other than any replacement designee for the New Independent Director appointed pursuant to Section 1(b)) in his or her capacity as a director, including but not limited to, directly or indirectly, the nomination or the recommendation for nomination of any person for election at any annual or special meeting of the Company’s stockholders, or (E) otherwise acting alone or in concert with others, seek to control or influence the management, strategies, governance or policies of the Company subject to Section 4(c);

(iv)           separately or in knowing conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposing to act as broker or agent for compensation, solicit, effect or seek to effect, offer or propose (whether publicly or otherwise, directly or indirectly) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or, except as expressly permitted by Section 6 of this Agreement, make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, insolvency, restructuring, reorganization, recapitalization, bankruptcy, including any filings made under the United States Bankruptcy Code, or similar transactions of or involving the Company or any of its Affiliates or Associates (each, an “Extraordinary Transaction”), it being understood that nothing in this Agreement shall restrict Buxton or any Investor Affiliates from electing in their own discretion to tender or not tender shares, seeking and exercising statutory appraisal rights, receiving payment for shares or otherwise participating in any Extraordinary Transaction, in each case, on the same basis as other stockholders of the Company;

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(v)            tender or exchange any Voting Securities into any tender offer or in any exchange offer or vote any securities of the Company in favor of any Extraordinary Transaction; provided, however, that nothing in this clause (v) shall prevent Buxton or any Investor Affiliate from tendering or exchanging Voting Securities in, or voting in favor of, any Extraordinary Transaction that has been (and continues to be at the time of such tender, exchange or vote) approved or recommended by the Board, or voting against any Extraordinary Transaction that has not been (and continues to not be at the time of such tender, exchange or vote) approved and recommended by the Board;

(vi)           except as expressly permitted by Section 6 of this Agreement, publicly make any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on or would require any waiver, amendment, nullification or invalidation of any provision of this Agreement or take any action that requires the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

(vii)          request that the Company or any of its representatives release Buxton or any Investor Affiliate from, amend or waive any provision of this Agreement, in each case that would reasonably be expected to result in any public announcement or disclosure by the Company or Buxton;

(viii)         acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, directly or indirectly, beneficially or otherwise, any Voting Securities or any property, asset or business of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board or a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by Buxton and any Investor Affiliates on the date of this Agreement) if, immediately after such acquisition, Buxton and any Investor Affiliates, collectively, would, in the aggregate, beneficially own more than 4.99% of the then-outstanding shares of any class of Voting Securities (provided, that any Voting Securities beneficially owned by Buxton or any Investor Affiliates that are convertible into, or exercisable or exchangeable for, Common Stock or any other class of securities of the Company entitled to vote in the election of directors of the Company shall be treated on an as-converted basis). For purposes of this Section 2(a)(viii), (A) any Voting Securities that are the subject of any derivative, swap or hedging transaction or agreement or similar arrangement that has the effect of increasing the voting power or economic interest of Buxton or any Investor Affiliate in any Voting Securities shall be deemed beneficially owned by Buxton or the applicable Investor Affiliate and (B) any derivative, swap or hedging transaction or agreement or similar arrangement that has the effect of decreasing the voting power or economic interest of Buxton or any Investor Affiliate in any Voting Securities shall not be given effect, so that the Voting Securities that are the subject of such derivative, swap or hedging transaction or agreement or similar arrangement shall be deemed beneficially owned by Buxton or the applicable Investor Affiliate;

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(ix)            (I) institute any litigation against the Company, its directors or its officers; provided, however, that for the avoidance of doubt, the foregoing shall not prevent Buxton or any Investor Affiliate from (A) bringing litigation against the Company to enforce any provision of this Agreement instituted in accordance with and subject to Section 10(a), (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against Buxton or any Investor Affiliate, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising statutory appraisal rights or (E) responding to or complying with validly issued legal process; (II), make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise) other than (in the case of non-“books and records” litigation) as may be necessary to enforce the terms of this Agreement;

(x)            sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party that (i) has filed a Schedule 13D with respect to the Company, (ii) has run (or publicly announced an intention to run) a proxy contest with respect to another company in the past three years, or (iii) has, or will as a result of the transaction have, beneficial ownership of more than 4.9% of the outstanding Common Stock;

(xi)           directly or indirectly, initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any annual or special meeting of the Company’s stockholders, or publicly or privately encourage or support any other stockholder, person or entity to take any of the actions described herein; or

(xii)          enter into any discussions, negotiations, agreements or undertakings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

(b)            Notwithstanding anything to the contrary herein, the Standstill Period shall automatically terminate (x) if the Company or its representatives is in material breach of Section 1 of this Agreement; provided, that, (i) if such breach is capable of being cured, Buxton shall have provided the Company with thirty (30) business days’ notice and an opportunity to cure such breach during such thirty business day period, and (ii) Buxton is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period,(y) in the event of a Change of Control, or (z) the Company voluntarily or involuntarily commences any case or files for any petition seeking bankruptcy, insolvency or receivership under Chapter 11 of the United States Bankruptcy Code ..

3.             Voting. Buxton shall cause all Voting Securities beneficially owned, directly or indirectly, by it, or by any Investor Affiliate, as of the record date for any meeting of the Company’s stockholders, to be present for quorum purposes and to be voted, at any meeting of the Company’s stockholders or at any adjournments or postponements thereof, (i) in favor of each director nominated and recommended by the Board for election at any such meeting and (ii) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, it being understood that the foregoing shall not restrict Buxton or any Investor Affiliate from voting in its discretion with respect to any other matter at any meeting of the Company’s stockholders.

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4.             Non-Disparagement. During the Standstill Period, except as expressly permitted by Section 6 of this Agreement, each of Buxton, on the one hand, and the Company, on the other hand, shall not make or issue, or cause to be made or issued, any public disclosure (whether written or verbal), statement or announcement (including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure through social media or to any journalist, member of the media or securities analyst) directly or indirectly, that publicly discredits, criticizes, disparages, calls into disrepute, makes or cause to be made any statement or announcement that relates to and constitutes an attack or otherwise defame or slander or disparage or make derogatory statements, remarks or comments:

(a)            in the case of Buxton and its Investor Affiliates, with respect to the Company or the Company’s subsidiaries, affiliates, successors, assigns, officers (including any prior, future or current officer of the Company or its subsidiaries who no longer serves in such capacity following execution of this Agreement), directors (including any past, future or current director of the Company or its subsidiaries who no longer serves in such capacity following the execution of this Agreement), franchisees, employees, stockholders, agents, attorneys or representatives (the “Company Representatives”), or any of their businesses, brands, licenses, operations, practices, franchises, employees, products or services (and including making any statements critical of the Company’s business, strategic direction, capital structure or compensation practices);

(b)            in the case of the Company and the Company Representatives acting at the direction of the Company, with respect to Buxton any of its subsidiaries, controlled Affiliates or other affiliates, successors, assigns, officers (including any future or current officer of the Buxton or its subsidiaries or controlled Affiliates who no longer serves in such capacity following execution of this Agreement), directors (including any future or current director of the Company or its subsidiaries or controlled Affiliates who no longer serves in such capacity following the execution of this Agreement), employees, partners, agents, attorneys, members or representatives, or any of their businesses, operations, practices, employees, partners, members, products or services; and

(c)            Subject to the foregoing in Section 4, and notwithstanding anything in Section 2, Buxton shall be permitted to (i) make public factual statements, (ii) speak privately with the New Independent Director, and (iii) request to speak privately with the Board and senior members of the Company’s management; provided, further, that such private discussions do not include the disclosure of any confidential or material non-public information, would not reasonably be expected to require public disclosure pursuant to applicable law and do not otherwise violate any other provision of this Agreement.

5.             Withdrawals. Concurrently with and effective upon the execution of this Agreement, Buxton shall, subject to Section 1(c), irrevocably withdraw or cause the withdrawal of (a) the nomination notice, dated as of February 16, 2024, submitted to the Company by Buxton Helmsley Active Value Fund, L.P., providing for the nominations of Pamela Corrie, Charles Garcia, and Rumbi Petrozzello (such nominees, the “Nomination Notice Nominees,” and such notice, the “Nomination Notice”), (b) Buxton Helmsley Active Value Fund, L.P.’s Demand to Inspect Books and Records Pursuant to Section 220 of the Delaware General Corporation Law, dated February 26, 2024 (the “Stockholder List Demand”), and (c) any request for reimbursement of its expenses set forth in the Stockholder List Demand (except for any such reimbursement provided for in Section 9 herein and subject to the limitations set forth therein).

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6.             Public Announcement and SEC Filing. The Company and Buxton shall announce the entry into this Agreement and the material terms hereof by means of a press release in the form attached as Exhibit A (the “Press Release”) as soon as practicable on or after the date of this Agreement. Except as otherwise expressly set forth herein, neither Buxton nor any Investor Affiliates shall (a) issue a press release in connection with this Agreement or the actions contemplated hereby and (b) otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby or make any other public statements (including in any filing with the SEC, any regulatory or governmental agency or any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.

7.             Representations and Warranties.

(a)            The Company hereby represents and warrants that this Agreement and the performance by the Company of its obligations hereunder have been duly authorized, executed and delivered by it, and are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally. The Company hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement.

(b)           Buxton hereby represents and warrants that this Agreement and the performance by such person of its obligations hereunder have been duly authorized, executed and delivered by it, and are valid and binding obligations of such person, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally. Buxton hereby represents and warrants that the constituents of Buxton, if not a natural person, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority, and, if a natural person, is competent and has the legal capacity, to execute and deliver this Agreement.

(c)            Buxton hereby represents and warrants that, as of the date hereof, it has provided the Company with accurate and complete ownership information with respect to the ownership of securities in the Company by Buxton prior to the date hereof, is the beneficial owner of an aggregate of 1,051,324.629 shares of Common Stock, holds a “net long position” of 546,327 shares of Common Stock, and has no other economic interests in securities of the Company. For purposes of this Agreement, except as otherwise provided herein, the terms “beneficial owner”, “beneficial ownership” and terms of like import shall have the meanings set forth in Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

(d)           Buxton hereby represents and warrants that, as of the date of this Agreement, neither Buxton nor any Investor Affiliate is engaged in any discussions or negotiations or has any agreements or understandings (other than with respect to any stock option arrangement in existence as of the date hereof) with any third party whether or not legally enforceable, concerning the acquisition of beneficial ownership of or any other economic interest in any Common Stock or other Voting Securities.

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(e)            Buxton hereby represents and warrants that it has informed the Company of all agreements and other instruments entered into on or prior to the date hereof between or among any member of Buxton or any Affiliate or Associate thereof, on the one hand, and any other third-party, on the other hand, which relate to the Company.

8.             Termination. Unless otherwise mutually agreed to in writing by each party, this Agreement shall terminate on the date that is the earlier of (i) the date the 2025 Annual Meeting of Stockholders of the Company is actually held and (ii) the event of a Change of Control (the “Termination Date”). Notwithstanding the foregoing, Sections 9 and 10 of this Agreement shall survive termination of this Agreement, and no termination of this Agreement shall relieve either party of liability for any breach of this Agreement arising prior to such termination. “Change of Control” means the Company is a party to a transaction in which it is sold to, merged, consolidated, reorganized into or with, or its assets are transferred or sold to another entity, after which the holders of voting securities of the Company immediately prior to such transaction, including voting securities issuable upon exercise or conversion of vested options, warrants or other securities or rights, hold (directly or indirectly) less than a majority of the combined voting power of the then-outstanding securities of the surviving entity.

9.             Expenses. The Company shall reimburse Buxton, within five (5) business days of the date that the Company receives documentation from Buxton, for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred directly in connection with the preparation and submission of the Nomination Notice and negotiation and entry into this Agreement and other related agreements, in an amount not to exceed $250,000 in the aggregate.

10.            Miscellaneous.

(a)            Remedies; Submission to Jurisdiction. Each party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek specific performance hereunder, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate. Each of the parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware) in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware), waives any argument that such courts are an inconvenient or improper forum and waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms hereof by way of equitable relief and (v) consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE. Nothing in this Section 10(a) shall prevent any of the parties hereto from enforcing their respective rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

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(b)           Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof or thereof. Any previous agreements among the parties relating to the specific subject matter hereof are superseded by this Agreement and the Confidentiality Agreement. Neither this Agreement nor any provision hereof (including this Section 10(b)) may be amended, changed or waived except by a written instrument signed by the party against whom enforcement of any such amendment, change or waiver is sought, which shall be effective only to the extent specifically set forth in such written instrument.

(c)           Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing (including electronic format) and shall be deemed validly given, made or served, if (i) given by email, when such email is transmitted to the email address set forth below and the appropriate confirmation is received or (ii) if given by any other means, when actually received during normal business hours at the address set forth below:

If to Buxton, to:

Buxton Helmsley Active Value Fund, L.P.

c/o The Buxton Helmsley Group, Inc.
1185 Avenue of the Americas, Floor 3
New York, NY 10036

Attention:	Alexander E. Parker
Email:	alexander.parker@buxtonhelmsley.com

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

Attention:	Eleazer Klein, Esq. and Daniel Goldstein, Esq.
Email:	ele.klein@srz.com; daniel.goldstein@srz.com

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If to the Company, to:

Fossil Group, Inc.
901 South Central Expressway
Dallas, TX 75080

Attention:	Randy Hyne
Email:	randyh@fossil.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036

Attention:	Garrett DeVries, Esq.; Kerry E. Berchem, Esq. and Jason Koenig, Esq.
Email:	gdevries@akingump.com; kberchem@akingump.com; jkoenig@akingump.com

(d)           Severability. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

(e)            Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

(f)            No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

(g)           Interpretation and Construction. Each of the parties acknowledges that it has been represented by internal or external counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events relating to drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

(h)           Successors; No Assignments. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors of the parties hereto. This Agreement shall not be assignable by any of the parties hereto.

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(i)            Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

[The remainder of this page has been left blank intentionally.]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed, by its duly authorized representative as of the date first above written.

COMPANY:

FOSSIL GROUP, INC.

By:	/s/ Randy S. Hyne
Name:	Randy Hyne
Title:	Vice President, General Counsel and Secretary

BUXTON:

BUXTON HELMSLEY ACTIVE VALUE FUND, L.P.
By: Buxton Helmsley Capital Partners LLC,
its General Partner

By:	/s/ Alexander E. Parker
Name:	Alexander E. Parker
Title:	Managing Partner

BUXTON HELMSLEY CAPITAL PARTNERS LLC

By:	/s/ Alexander E. Parker
Name:	Alexander E. Parker
Title:	Managing Partner

[Signature Page to Cooperation Agreement]

Exhibit A

PRESS RELEASE

[attached]